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                                                                    EXHIBIT 99.1



                                VERITAS DGC INC.

                             AUDIT COMMITTEE CHARTER

                          (As Adopted December 3, 2002)


1. PURPOSE

1.1 The Audit Committee is appointed by the Board of Directors of the Company (the "Board") to assist the Board in fulfilling its oversight responsibilities.

1.2 The Committee's general purposes are to:

         A. Assist the Board with its oversight of (i) the reliability and integrity of the Company's financial statements; (ii) the Company's compliance with legal and regulatory requirements; (iii) the qualifications and independence of the external independent auditors ("Independent Auditors"); and (iv) the performance of the Company's internal audit function and Independent Auditors; and

         B. Prepare the report that SEC rules require be included in the Company's annual proxy statement.


2. MEMBERSHIP

2.1 The Committee will be comprised of not less than three members of the Board. Audit Committee members and the Audit Committee chairman will be designated by the full Board upon the recommendation of the Nominating and Corporate Governance Committee and will serve at the pleasure of the Board.

2.2 All members of the Audit Committee will be financially literate, as such qualification is interpreted by the Board in its business judgment, and have a familiarity with basic finance and accounting practices. At least one member of the Committee will have accounting or related



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financial management expertise, as the Board interprets such qualification in its business judgment and will be a financial expert as defined in Section 407(a) of the Sarbanes-Oxley Act of 2002 and rules issued thereunder.

2.3 Each member of the Audit Committee will be independent, meaning that no such member will have any relationship that may interfere with the exercise of his or her independence from management and the Company. No director will be eligible to be a member of the Audit Committee unless the Board will have first made an affirmative determination that such director has no material relationship with the Company (either directly or indirectly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In addition, the following restrictions will apply to each Committee member:

         A. Employees. A director who is an employee (including non-employee executive officers) of the Company or any of its Affiliates may not serve on the Audit Committee until five years following the termination of his or her employment. In the event the employment relationship is with a former parent or predecessor of the Company, the director may serve on the Audit Committee after five years following the termination of the relationship between the Company and the former parent or predecessor.

         "Affiliate" includes a subsidiary, sibling company, predecessor, parent company, or former parent company.

         B. Independent Auditors. A director who is, or in the past five years has been, affiliated with or employed by a present or former auditor of the Company or of an Affiliate may not serve on the Audit Committee until five years after the end of either the affiliation or the auditing relationship.

         C. Business Relationship. A director (i) who is a partner, controlling shareholder, or executive officer of an organization that has a business relationship with the Company, or (ii) who has a direct business relationship with the Company (e.g., a consultant) may serve on the Audit Committee only if the Company's Board determines in its business



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         judgment that the relationship does not interfere with the director's exercise of independent judgment. In making a determination regarding the independence of a director pursuant to this paragraph, the Board will consider, among other things, the materiality of the relationship to the Company, to the director, and, if applicable, to the organization with which the director is affiliated.

         "Business relationships" can include commercial, industrial, banking, consulting, legal, accounting and other relationships. A director can have this relationship directly with the Company, or the director can be a partner, officer or employee of an organization that has such a relationship. The director may serve on the Audit Committee without the above-referenced Board determination after three years following the termination of, as applicable, either (1) the relationship between the organization with which the director is affiliated and the Company, (2) the relationship between the director and his or her partnership status, shareholder interest or executive officer position, or (3) the direct business relationship between the director and the Company.

         "Officer" will have the meaning specified in Rule 16a-l(f) under the Securities Exchange Act of 1934 or any successor rule.

         D. Cross Compensation Committee Link. A director may not serve on the Audit Committee if he or she is or has been, within the past five years, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that employs that director.

         E. Immediate Family. A director may not serve on the Audit Committee if he or she is an Immediate Family member of an individual who would be disqualified from serving as a member of the Audit Committee under paragraphs (a) through (d) above.

         "Immediate Family" includes a person's spouse, parents, children, siblings, mothers-in-law and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than employees) who shares such person's home.


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      F. Payment of Fees. The Company will not pay to any member of the Audit
      Committee any consulting, advisory or other compensatory fees, other than fees paid to such member in his or her capacity as a member of the Audit Committee, the Board or any other Board committee.


3. COMMITTEE MEETINGS

3.1 The Audit Committee will hold regular meetings at least once each fiscal quarter.

3.2 In addition to regular meetings, the Audit Committee will hold such special meetings as the Chairman of the Audit Committee may call. The Chairman will call a special meeting if requested to do so by the Company's senior internal auditor or the Independent Auditors.

3.3 A quorum of the Audit Committee will consist of at least two members.


4. INDEPENDENT AUDITORS AND INTERNAL AUDITORS

4.1 The Audit Committee has the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the Independent Auditors.

4.2 The Audit Committee will:

      A. Require the Independent Auditors to submit to it on a periodic basis, not less than annually, a formal written statement delineating all relationships between the Independent Auditors and the Company;

      B. Actively engage in a dialogue with the Independent Auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the Independent Auditors and recommend that the Board take appropriate action in response to the Independent Auditors' report to satisfy itself of the Independent Auditors' independence;


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         C. Review the performance of the Independent Auditors and internal auditors and make recommendations to the Board regarding the appointment or termination of the Independent Auditors and internal auditors;

         D. Obtain and review, at least annually, a report by the Independent Auditors describing: the firm's internal quality-control procedures; and any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues;

         E. Confer with the Independent Auditors concerning the scope of their examinations of the books and records of the Company and its subsidiaries;

         F. Review and approve the Independent Auditors' annual engagement letter and approve the Independent Auditors fees for the audit services;

         G. Review and approve the Company's internal audit plans and reports, annual audit plans and budgets;

         H. Direct the special attention of the internal auditors and the Independent Auditors to specific matters or areas deemed by the Committee, the internal auditors or the Independent Auditors to be of special significance;

         I. Review with the Independent Auditors any audit problems or difficulties with management's response;

         J. Authorize the internal auditors or the Independent Auditors to perform such supplemental reviews or audits as the Committee may deem appropriate;


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      K. Review and approve in advance the range and cost of any non-audit services performed by the Independent Auditors; provided, however, that in no event will the Independent Auditors be allowed to perform any services which are prohibited by Section 10A of the Securities Exchange Act of 1934, 15 U.S.C. Section 78j-1; and

      L. Set clear hiring policies for employees or former employees of the Independent Auditors.


5. INTERNAL CONTROLS

5.1 The Audit Committee will:

      A. Review with management, the Independent Auditors and internal auditors significant risks and exposures, audit activities and significant audit findings;

      B. Through the internal audit process and the Independent Auditors, review the adequacy of the Company's systems of internal control; and,

      C. Obtain from the Independent Auditors and internal auditors their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and review corrective actions taken with regard to controls deemed to be deficient.

6. FINANCIAL STATEMENTS AND DISCLOSURE

6.1 The Audit Committee will:

      A. Discuss the annual audited financial statements and quarterly financial statements with management and the Independent Auditors, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of




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         Operations," before such statements are filed with the SEC and provided to shareholders; and

         B. Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, before such information is released.

7. OTHER

7.1 The Audit Committee will:

         A. Establish or oversee the establishment of procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

         B. Engage and obtain advice and assistance from independent counsel and other advisors, as the Audit Committee deems necessary to carry out its duties;

         C. Conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities and retain independent counsel, accountants, or others to assist it in the conduct of any such investigation;

         D. Obtain sufficient funds from the Company for payment of compensation to (i) the Independent Auditors; and (ii) any independent advisors employed by the Audit Committee;

         E. Report regularly to the Board and provide an independent, direct communication between the Board, internal auditors and Independent Auditors;

         F. Maintain minutes or other records of meetings and activities of the Audit Committee;



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         G. Discuss policies with respect to assessment and management of financial risk;

         H. Consider such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Audit Committee may, in its discretion, determine to be appropriate; and

         I. Meet separately at least once each quarter with the director of internal audit or his or her equivalent or the managing partner of the accounting firm retained by the Audit Committee to conduct internal audits, the Independent Auditors, and management to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee.


8. ANNUAL REVIEWS

8.1 The Audit Committee will review and reassess the adequacy of the Audit Committee Charter at least annually and make appropriate recommendations to the Board.

8.2 At least annually, the Audit Committee will evaluate its performance over the previous year.


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